Exhibit 10.2

AMENDMENT NO 1. TO CREDIT AGREEMENT

This Amendment No. 1 dated as of August 14, 2008 is entered into with reference to the Credit Agreement (the “Credit Agreement”) dated as of August 4, 2008, among PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (the “Guarantors”), and PRIVATE EQUITY MANAGEMENT GROUP FINANCIAL CORPORATION, a California corporation, as Administrative Agent and sole initial Lender. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The parties hereto hereby agree with reference to the following facts:

A. It is anticipated that the initial fundings under the Credit Agreement will be made on August 15, 2008.

B. Certain of the conditions to such fundings are not in a position to be satisfied.

C. The parties desire to provide for the orderly satisfaction of such matters on a post-closing basis.

D. The Administrative Agent has elected to nominate certain of its Affiliates to hold the common stock and warrants to be issued to it by Borrower on the Initial Funding Date.

E. The parties also desire to provide for certain other amendments to the Credit Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Arrangements concerning the Australian Subsidiary. It is hereby agreed that the Borrower shall not pledge the stock of Progressive Gaming International (Australasia) Pty Ltd (the “Australian Subsidiary”) to the Administrative Agent or to IGT to secure the Obligations or the obligations under the IGT Subordinated Debt Documents, and that the Australian Subsidiary shall not be required to sign any instrument, document or agreement granting Liens on its property to secure its guarantee of the obligations under the Credit Agreement or the IGT Subordinated Debt Documents on the Initial Funding Date, provided that:

(a) IGT shall similarly also agree not to require such pledge or Lien;

(b) Within ten Business Days following the Initial Funding Date, (i) Borrower shall pledge all of the equity interests in the Australian Subsidiary to the Administrative Agent and to IGT pursuant to separate pledge agreements to be governed by New York law (i.e., agreements which are distinct from the Borrower Security Agreement, the Guarantor Security Agreements and the similar security agreements executed in favor of IGT), and (ii) the Australian Subsidiary shall grant a lien on all of its assets to secure the Obligations and the obligations under the IGT Subordinated Debt Documents pursuant to separate guarantor security agreements to be governed by New York law (i.e., agreements which are distinct from the Borrower Security Agreement, the Guarantor Security Agreements and the similar security agreements executed in favor of IGT); and

(c) The liens contemplated above shall be granted pursuant to agreements reasonably acceptable to the Administrative Agent and IGT, but will limit the obligations secured under both the agreements in favor of the Administrative Agent and in favor of IGT to US$10,000,000 in the aggregate (without allocation of such secured amount to the Obligations or the obligations under the IGT Subordinated Debt Documents or the guarantees thereof).

2. Other Foreign Collateral Arrangements. Borrower hereby agrees that, in addition to the actions required by Section 1 hereof, it shall, prior to September 30, 2008 (but not later than the date any similar Liens are granted to IGT), take the following actions in respect of each of its foreign Subsidiaries:

(a) Borrower shall, and shall cause each of its foreign Subsidiaries to, grant Liens on 100% of the equity securities of each foreign Subsidiary of Borrower (including without limitation the Australian Subsidiary) to secure the Obligations which Liens shall be enforceable and perfected under the laws of their respective jurisdictions of formation, provided that in respect of the equity securities of Progressive Gaming International (Netherlands) B.V. (the “Dutch Subsidiary”) only 65% of such stock shall be pledged;

(b) Cause each of its foreign subsidiaries (other than the Dutch Subsidiary) to grant liens on their respective assets to secure the Obligations; and

(c) Deliver to the Administrative Agent customary opinions of foreign counsel to Borrower regarding the perfection and enforceability of such pledges and liens.

3. Smith Barney. Borrower represents that it has caused Mikohn Holdings, Inc. to request that Smith Barney issue a certificate to evidence the 75,800 shares of the capital stock of Borrower held by Mikohn Holdings, Inc. in a securities account with Smith Barney, and that Borrower shall cause Mikohn Holdings, Inc. to promptly, and in any event within two Business Day following the receipt thereof, deliver that certificate to the Administrative Agent (without non-standard or restrictive legends), evidencing such shares together with a stock power executed in blank with respect thereto.

4. Landlord Waivers and Collateral Access Agreements. The Administrative Agent waives, as of the Initial Funding Date, all requirements for the delivery of Landlord Waivers and Collateral Access Agreements by the Borrower and its Subsidiaries; provided that:

(a) Borrower shall diligently pursue the execution thereof in a form acceptable to the Administrative Agent and shall, subject to clause (b) below, in any event provide the same prior to September 15, 2008.

(b) In respect of any locations for which a Landlord Waiver or Collateral Access Agreement is not provided by September 15, 2008, the Administrative

Agent shall be entitled to reserve from Availability up to three month’s rental payments for each such location, if less than 50% of such agreements (by rental value) are not obtained by September 15, 2008 and also shall be entitled to such reserve if 100% of such agreements are not obtained by October 15, 2008, but no Event of Default shall be deemed to have occurred as a result of such failure to obtain any such agreements by either such specified dates.

5. Revision to Senior Debt Service Coverage Ratio. Section 6.03(b) is hereby amended so that the permitted Senior Debt Service Coverage Ratio of the Borrower for the Fiscal Quarters set forth below is amended to be as set forth below (with out amending the required ratio for other Fiscal Quarters):

Fiscal Quarter Ending:	Minimum Senior Debt Service Coverage Ratio:
September 30, 2008	0.90 to 1:00
December 31, 2008	2.50 to 1:00
March 31, 2009	1.60 to 1.00
June 30, 2009	1.50 to 1:00

6. Revision to Total Debt Service Coverage Ratio. Section 6.03(c) is hereby amended so that the permitted Total Debt Service Coverage Ratio of the Borrower for the Fiscal Quarters set forth below is amended to be as set forth below (with out amending the required ratio for other Fiscal Quarters):

Fiscal Quarter Ending:	Minimum Total Debt Service Coverage Ratio:
September 30, 2008	0.80 to 1:00
December 31, 2008	1.90 to 1:00
March 31, 2009	1.10 to 1.00
June 30, 2009	1.10 to 1:00

7. Certain Tax Disclosures. Borrower hereby supplements its representation made pursuant to Section 5.01(j) of the Credit Agreement with the information set forth on Attachment A hereto, but represents that the failure to file the tax returns described therein will not result in the assessment of aggregate penalties, and that the aggregate taxes payable to the related tax authorities, do not exceed $100,000.

8. Certain Inactive Subsidiaries. Borrower represents and warrants to the Administrative Agent that Mikohn Holdings, Inc., EndX and Games of Nevada, Inc., a Nevada corporation (collectively, the “Inactive Subsidiaries”) hold no assets and have no obligations or liabilities (other than (x) de minimis liabilities with respect to Mikohn Holdings, Inc. and Games of Nevada, Inc. and (y) certain tax liabilities not exceeding $10,000 with respect to EndX), and do not engage in any business activity, other than as set forth on Attachment B hereto, and agrees that it will not, and will not permit its Subsidiaries to, make any investment in the Inactive Subsidiaries following the date of this Amendment.

9. The following paragraph amends and restates in its entirety Section 6.01(q) of the Credit Agreement:

“Licenses and Permits. Borrower shall (i) ensure that all material licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Nevada Gaming Authorities and Mississippi Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by Borrower or its Subsidiaries are in full force and effect except for such licenses, permits, consents and similar rights the failure to maintain in full force and effect could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (ii) maintain in force and effect an approval of the Nevada Gaming Authorities and the Mississippi Gaming Authorities of continuous or delayed public offerings (the “Shelf Approvals”) substantially in the form of the Shelf Approvals of Borrower in effect on the Closing Date, (iii) comply, in all material respects, with all of the provisions thereof applicable to it, and (iv) comply with all provisions and requirements of all Gaming Licenses held by Borrower or its Affiliates.”

10. Amendment to Rights Agreement. Borrower and its Subsidiaries shall not agree to any amendment or other change to, supplement or modification or waiver of the Rights Agreement, dated as of June 14, 1999, between the Borrower and Computershare Limited, that could in any way adversely affect in any way the Administrative Agent or its Affiliates without the prior written consent of the Administrative Agent.

11. Omnibus Provision Regarding Common Stock and Warrants. The parties acknowledge that the Administrative Agent has nominated the following Affiliates of the Administrative Agent to receive the common stock and warrants to be issued under the Common Stock and Warrant Purchase Agreement on the Initial Funding Date (collectively, the “PEM Affiliates”).

Entity to hold common stock - Private Equity Management Group Inc., a Nevada corporation; and

Entity to hold warrants - Private Equity Management Group LLC, a Nevada limited liability company.

It is hereby agreed that (a) each reference in the Credit Agreement and the other Loan Documents to the Common Stock and Warrant Purchase Agreement, the Warrants and the Registration Rights Agreement shall be deemed to include those agreements, as executed by or assigned to the PEM Affiliates, (b) the PEM Affiliates shall be entitled to all the rights and benefits (subject to their acceptance of the related burdens and obligations thereunder) which are granted by the Borrower thereunder to the Administrative Agent or any of its Affiliates, and (c) each reference therein to any Affiliate of the Administrative Agent shall be deemed to refer to the applicable PEM Affiliate.

12. Events of Default. The failure of Borrower or its Subsidiaries to timely comply with the covenants set forth herein shall constitute an Event of Default under the Credit Agreement.

13. Loan Documents Confirmed. Except as expressly modified hereby, the terms of the Loan Documents are hereby confirmed.

14. Expenses. Borrower confirms its obligation to pay the expenses of the Administrative Agent in connection with the matters set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

GUARANTORS:

PGIC NV, a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

MGC, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

PROGRESSIVE GAMES, INC., a Delaware corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

GAMES OF NEVADA, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

S-1	Amendment No. 1 to Credit Agreement

VIKING MERGER SUBSIDIARY, LLC, a Delaware limited liability company

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

PRIMELINE GAMING TECHNOLOGIES, INC., a California corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

MIKOHN INTERNATIONAL, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

MIKOHN HOLDINGS, INC., a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

ENDX, INC. (USA), a Nevada corporation

By:	/s/ RUSSEL H. MCMEEKIN
Name:	Russel H. McMeekin
Title:	President and Chief Executive Officer

S-2	Amendment No. 1 to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER: PRIVATE EQUITY MANAGEMENT GROUP FINANCIAL CORPORATION

By:	/s/ ANDREW SHAYNE
Name:	Andrew Shayne
Title:	President

By:	/s/ PETER PAUL MENDEL
Name:	Peter Paul Mendel
Title:	Managing Director and Chief Compliance Officer

S-3	Amendment No. 1 to Credit Agreement

Exhibit A – [identical to tax schedule to Note Purchase Agreement]

Exhibit B – [identical to inactive subsidiary schedule to Note Purchase Agreement]